Exhibit 10.2

Silynxcom Ltd

2022 Equity Reward Plan

This plan, as periodically updated, shall be hence termed the 2022 Equity Reward Plan by Silynxcom Ltd. (the “Plan”).

The purpose of the Plan is to allocate to Silynxcom Ltd.’s (“the Company”) employees, officers, consultants and service providers, and affiliated companies (as defined below), restricted company shares and/or exercisable options for the company’s shares and/or any other equity reward, in order to provide them with an incentive to act for the Company’s success.

1.	Terms

For all matters and purposes regarding the Plan and its associated documents, including the allocation agreements, the following terms shall apply:

“Option”	An option to purchase one ordinary Company share, subject to the provisions of this Plan.

“Stock Exchange”	The Tel Aviv Stock Exchange Ltd., or any other stock exchange on which the Companies’ shares will be traded.

“Choice”	As defined in section 4.6 of the Plan.

“Controlling Owner”	As defined in section 32(9) of the Ordinance.

“Board of Directors”	The Company’s board of directors.

“The Rules”	As defined in section 2.5 of the Plan.

The “Committee”	A Reward Committee, to the extent that such is formed with members of the Board of Directors in accordance with the provisions of the Companies Law, which shall be granted powers given to the Board of Directors in accordance with this Plan (regardless of whether or not it is indicated next to each of the said powers whether the Committee may exercise them).

“The Company”	Silynxcom Ltd., a company incorporated under the laws of the State of Israel.

“Tax Authority Directives”	Professional circulars, taxation decisions, executive orders, reportable positions as well as any other directive of the Tax Authority, whether issued in writing or orally, which has an impact on section 102 and/or on the Rules and/or on the Plan and/or on a certain allocation.

“Allocation agreement”	An agreement or other document (whether written or electronic) between the Company and an offeree, which includes, stipulates and determines the conditions according to which a certain allocation is made to an offeree in accordance with the Plan and subject to its provisions.

“Allocation”	An allocation of options and/or restricted shares in accordance with the Plan, as well as any other capital-based allocation, as determined by the board of directors in accordance with the provisions of this Plan. Each allocation will be approved by means of an allocation agreement that shall provide its terms.

“Route 3(i) Allocation”	An option granted subject to the provisions of section 3(i) of the ordinance for persons who are not employees.

“Trustee Route Allocation”	An allocation to an employee granted subject to the provisions of section 102(b) (or section 102(b)(3)) of the Ordinance and held in escrow by a trustee for the employee.

“Allocation route with no trustee”	An allocation to an employee that is granted subject to the provisions of section 102(c) of the Ordinance and is not held in escrow by a trustee for the employee.

“Capital Gain Route Allocation”	As defined in section 4.4 of the Plan.

“Employment Income Route Allocation”	As defined in section 4.5 of the Plan.

“Affiliated company”	Any employing company in accordance with the definition provided in section 102 of the Ordinance.

“Purchasing company”	A company surviving a transaction, including any entity that said company merges with or is acquired by or that purchases the company’s assets.

“Companies Law”	The Companies Law, 1999, as may be amended from time to time.

“Securities Law”	The Securities Law, 1968, as may be amended from time to time.

“Award date”	The date of awarding of the allocation, as determined by the board of directors and as stated in the allocation agreement with the offeree.

“Vesting date”	The date, as determined by the board of directors, as of which the offeree will be entitled to exercise the allocation or part thereof. With regards to the options – in any event, the vesting date of the first tranche of the options will not be earlier than one year from the date of the awarding, and the vesting date of all options will not be earlier than three years from the date of the awarding, unless otherwise determined by the board of directors.

“Date of termination of relationship”	The date of end of employee-employer relationship; The date of termination of services by the offeree to the Company or affiliated companies; or the date of termination of the offeree’s position as officer or director in the Company or affiliated companies, as the case may be.

“Expiration date”	The date on which the allocation expires, as stated in section 01 of the Plan.

“Exercise price”	The price to be paid by the offeree for each exercise share, subject to variations as detailed in section 9 below.

“Share”	An ordinary Company share of NIS 0.01 par value.

“Restricted share”	An allocated share subject to the terms of the Plan.

“Exercise share”	A share that is allocated by the Company to an offeree following the exercise of an option granted to the offeree, subject to the provisions of this Plan.

“Trustee”	A person appointed by the Company to serve as trustee and who is approved by the tax authorities, subject to the provisions of section 102(a) of the Ordinance, who may be replaced at any time by the Company (with no need for the offeree’s consent) subject to compliance with the requirements of section 102. The trustee will hold in escrow the “Trustee Route Allocation” awarded under this Plan and the shares, as applicable.

“Officer”	As defined in the Companies Law.

“Offeree”	A person to whom the company awards an allocation under the Plan.

“Grounds”	When this term appears in quotation marks – any of the following: (a) Conviction of an flagrant offense or an offense that has a substantial impact on the Company or the affiliated companies; (b) Refusal of the offeree to comply with a reasonable instruction by his superiors, including the board of directors, the CEO and the offeree’s direct manager, with regards to the Company’s business or the business of affiliated companies, for which there was no legal impediment; (c) embezzlement of the Company’s or the affiliated companies’ funds (d) breach of fiduciary duty towards the Company or affiliated companies, including disclosure of confidential information regarding the Company or affiliated companies; (e) any act or omission (unless executed in good faith) which in the opinion of the board of directors is significantly harmful to the Company or affiliated companies.

“Section 102”	Section 102 of the Ordinance, as in force at present or as amended in the future, and all rules or regulations or ruling or other legislation pursuant to this section, including the Income Tax Rules (tax reliefs in the allocation of shares to employees), 2003.

“Employee”	A person employed by the Company or an affiliated company, including an officer or director, excluding a controlling owner.

“Transaction”

Any of the following cases, whether such occurred as a single event or as a sequence of events that may be deemed as a single event in the Company:

(1) The sale, or transfer by any means, of all or most of the Company’s assets (in case of doubt, the Company’s board of directors will determine whether all or most of the company’s consolidated assets were sold);

(2) A transfer of control in the Company;

(3) A merger or similar transaction of the Company with or into another company (or other companies), resulting in the Company not surviving or in a change of control in the Company;

(4) Delisting of the Company’s shares from the stock exchange following a voluntary decision by the Company or following a full tender offer (provided that the Company’s shares were previously listed for trade on the stock exchange).

For the purposes of this term, “control” – shall be interpreted as defined in the Securities Law.

“Ordinance”	The Income Tax Ordinance [new version], 1961, as may be amended from time to time.

“Tax authorities”	The Israeli tax authorities.

“Non-employee”	A consultant, service provider, controlling owner or any other entity that is not an employee.

“Market value”

At any given time, the value of a share, which shall be determined as follows:

(1) In case the shares are listed on any stock exchange, the market value of the share shall be the share’s closing price (or the closing price offer if no sales have been reported) as reported on that stock exchange on the last trading day preceding the determining date.

(2) If the Company’s shares are not listed on a stock exchange, the market value will be determined in good faith by the board of directors.

(3) Without derogating from the foregoing, and solely for the purpose of determining the tax liability in accordance with section 102(b)(3) of the Ordinance, the share’s market value on the date of allocation shall be determined in accordance with the average value of the Company’s shares during the thirty (30) trading days preceding the date of allocation or the thirty (30) trading days following the date of listing, as applicable and in accordance with the provisions of section 102(b)(3) of the Ordinance.

“Blocking period”	As defined in section 5.1 of the Plan. For the avoidance of doubt, the blocking period is in addition to the vesting dates. The blocking period and the vesting period may coincide with each other, but they are not interchangeable.

2.	Management of the Plan and the powers of the board of directors

2.1.	This Plan shall be managed by the Company’s board of directors directly, or alternatively, by the committee, to the extent such is appointed, subject to any applicable law and to the provisions of the Company’s articles of association. Notwithstanding the above, the board of directors will have full authority regarding this Plan in the event that no committee is appointed or in the event that the committee ceases to exist for any reason or in the event that the law prohibits the committee from acting.

2.2.	The board of directors will have sole authority and absolute discretion to decide as follows: (1) to determine who will be the offerees, or alternatively to appoint the committee; (2) to determine the terms of the allocation agreements, including the number of options and/or restricted shares offered to each offeree, the vesting dates, the method of exercising the allocation, the exercise price for the option and the purchase price for the restricted share (if determined); (3) to establish limitations regarding the transferability of the options or the exercise shares or the restricted shares as well as the conditions regarding the forfeiture and expropriation of the options and exercise shares or the restricted shares as well as to rescind and suspend the grants; (4) to determine the market value of the exercise shares; (5) to choose the taxation routes for a trustee route allocation; (6) to determine the type of allocation granted; (7) to change the limitations and conditions applicable to an allocation, including the exercise shares; (8) to interpret the terms of the Plan and supervise the management of the Plan; (9) to fully or partially expedite the vesting dates of the allocations granted to each offeree; (10) to suspend, terminate or cancel the Plan in whole or in part; to amend or change the Plan and its provisions; (11) to determine the manner of exercise of the options (such as Cashless/Net Exercise); (12) to determine the adjustment mechanisms in relation to the terms of the allocations, subject to the provisions of the law, the instructions of the Tax Authority and the obtainment of the required approvals from the Tax Authority (if required); (13) to determine, correct, change, adapt, complete and rescind the provisions and terms of the Plan and/or of a certain allocation agreement in accordance with the instructions of the Tax Authority (to the extent there are relevant instructions); (14) to have the granting of the allocations contingent on the provision of a power of attorney by the offeree with regards to the exercise of the voting rights in the restricted shares granted according to the Plan and/or in the exercise shares, including after the end of the blocking period; (15) to decide and determine any other matter necessary for the management of the Plan.

2.3.	The board of directors will have the authority to grant, at its discretion, to the offeree, in exchange for the rescission of the allocations granted to him, new allocations at an exercise price (or purchase price) that is the same, lower or higher than the exercise price (or purchase price) of the original allocations that were rescinded, subject to the obtainment of the required approvals by the tax authorities and provided that this does not constitute an infringement of the offeree’s rights.

2.4.	The interpretation of any clause in the Plan or the allocation agreement by the board of directors will be final and absolute.

2.5.	The Company does not guarantee that the Plan will be recognized by the tax authorities as such that grants the offerees the benefits stipulated in section 102 of the Ordinance. Should the provisions of Section 102 of the Ordinance and the Income Tax Rules (Tax Relief for Allocations of Shares to Employees), 2003 established pursuant thereto (the “Rules”) apply, the Plan and the allocation agreement will be subject to the terms of Section 102, the rules and the approval of the tax assessor, to the extent that such approval is granted. The provisions of Section 102 or the approval of the tax assessor as said, which are not explicitly specified in the Plan or in the allocation agreement, will be deemed applicable and binding on the Company and the offerees.

2.6.	Unless explicitly stipulated otherwise in the allocation agreement, in any case of conflict between the provisions of the Plan and the allocation agreement, the provisions of the Plan shall prevail. Should the allocation agreement explicitly stipulate otherwise, the provisions of the agreement will prevail over the provisions of the Plan.

3.	Determining the Plan participants

3.1.	The persons or corporations eligible to participate in the Plan as offerees will include employees and non-employees (as this term is defined in section 1 above) of the Company or of affiliated companies, provided that: (1) the employees will be granted options and/or restricted shares solely in accordance with section 102; (2) non employees will be granted options and/or restricted shares solely in accordance with section 3(i). The qualification to participate in the Plan does not mean eligibility to participate in the Plan, and the board of directors (or the committee, to the extent such is appointed by the board of directors) has the absolute discretion to determine for each person qualified to participate in the Plan whether they will be granted an allocation or not.

3.2.	The granting of an allocation to an offeree under this Plan does not entitle nor does it deny the offeree the right to participate in other allocations under the Plan or any other plan of the Company or affiliated companies.

3.3.	Without derogating from the foregoing, any allocation to a controlling owner and officer shall be approved and implemented in accordance with the provisions of any law, as shall be in effect from time to time, including the Companies Law, the Securities Law and the regulations established pursuant thereto.

4.	Determining the type of allocation in accordance with section 102

4.1.	The company may determine the type of option to be granted to employees in accordance with section 102 as an “allocation in a route with no trustee” and an “allocation in a route with a trustee”.

4.2.	The granting of an “allocation in a trustee route” under this Plan will be subject to the approval of the Plan by the board of directors and will be subject to the approval of the Plan by the tax authorities. The allocation may be executed after 30 days of the submission of the plan to the tax authorities as said.

4.3.	An “allocation in a trustee route” may be classified as an “allocation in a capital gain route” or as an “allocation in a work income route”.

4.4.	An “allocation in a trustee route” for which the Company has chosen and determined that the taxation route to be applied will be a capital gain route in accordance with section 102(b)(2) (or section 102(b)(3)) of the Ordinance, will be referred to below as an “allocation in a capital gain route”.

4.5.	An “allocation in a trustee route” for which the company has chosen and determined that the taxation route to be applied will be a work income route in accordance with section 102(b)(1) of the Ordinance will be referred to below as an “allocation in a work income route”.

4.6.	The Company’s choice regarding the type of “allocation in a trustee route” as an “allocation in a capital gain route” or as an “allocation in a work income route” (the “Choice”), will be submitted as required to the tax authorities before the date of granting of the “allocation in a trustee route”. The Choice will take effect as at the date of the first award and will remain in effect at least until the end of the year following the year in which the Company first awarded the “allocation in a trustee route”, or any other date as determined from time to time in accordance with the provisions of section 102. The Choice will oblige the Company to award solely the chosen type of “allocation in a trustee route” and will apply to all offerees awarded an “allocation in a trustee route” during the period as indicated above, in accordance with the provisions of section 102(g) of the Ordinance. For the avoidance of doubt, the Choice shall not prevent the Company from awarding an “allocation in a no trustee route” concurrently.

4.7.	Each “allocation in a trustee route” will be held in escrow by a trustee, as described in section 5 below.

4.8.	For the avoidance of doubt, the determination of the type of allocation as an “allocation in a trustee route” or an “allocation in a no trustee route” will be subject to the provisions of section 102 of the Ordinance.

4.9.	In the case of an “allocation in a trustee route”, the terms of the Plan or the allocation agreement will be subject to the terms of section 102 of the Ordinance, the instructions of the Tax Authority and the approval of the tax assessor, and said conditions, instructions and approval will constitute an integral part of the Plan and the allocation agreement. Each of the stipulations of section 102 or the instructions or approval as said, which are necessary in order to obtain or maintain tax benefits under section 102, and which are not explicitly indicated in the Plan or the allocation agreement, will be considered as applicable and binding on the Company and the offerees.

5.	Trustee

5.1.	An “allocation in a trustee route” and/or shares issued following the grant or exercise or vesting of an “allocation in a trustee route” and/or other shares or other rights granted by virtue of such, including bonus shares, will be allocated or issued in the name of the trustee for the benefit of the offeree and will be held by the trustee for at least the periods prescribed and required by section 102 or by any law or regulation or rule enacted thereto (the “blocking period”) and the same taxation route will apply to them. In the event that the conditions for granting an “allocation in a trustee route” are not met, the granted “allocation in a trustee route” may be considered an “allocation in a no trustee route”, or as a “route 3(i) allocation”, in accordance with the provisions of section 102. The Company may execute an allocation in a work income route or option 3(i) through a trustee and in such case, the provisions of this section 5 and the provisions of the Plan with regards to the trustee shall apply, with the required changes, with the exception of provisions relating to the blocking period.

5.2.	The trustee will not transfer to the offeree the options and/or the restricted shares and/or the exercise shares and/or shares allocated by virtue of the exercise of rights, or to any third party to whom the offeree seeks to sell said shares before full payment of the tax liability pertaining to the grant and/or exercise and/or sale of said shares.

5.3.	Regarding an “allocation in a trustee route”, subject to the provisions of section 102 of the Ordinance, the offeree will not sell or transfer from the trustee any options and/or restricted shares and/or exercise shares and/or shares that were allocated as a result of the exercise of rights, including bonus shares, until the expiration of the blocking period. To the extent that such a sale or transfer occurs during the blocking period contrary to the above, the sanctions provided by section 102 will apply to the offeree.

Upon being awarded an “allocation in a trustee route”, the offeree shall sign an undertaking as required by the provisions of section 102.

6.	Restricted shares

6.1.	Restricted shares will be granted in accordance with the decision of the board of directors. The board of directors will determine the identity of the offerees to whom the restricted shares will be granted, the number of restricted shares to be granted and any other condition with regards to the allocation, including, among others, vesting conditions, purchase price (if determined, including in the amount of the face value) and the date of payment and the cases in which restricted shares will be returned to the Company or purchased by the Company shareholders (in cases where said return to the Company is not possible under the provisions of law).

6.2.	Upon allocation, the restricted shares will be equal in rights to the Company shares for all intents and purposes, and they will be eligible for any dividend or other benefit, with the determining date for such right being on or after the day of allocation of the restricted shares, subject to the provisions of this Plan, the allocation agreement and the Company’s articles of association.

6.3.	Should the company’s board of directors decide to allocate restricted shares to an offeree through a trustee, the restricted shares will be subject to the provisions of this Plan, with the required changes, including regarding the blocking period and to the provisions of section 102 with regards to an “allocation in a trustee route”.

6.4.	At the date of the termination of the relationship, the offeree’s rights pertaining to the restricted shares that have not yet vested at that time will expire (unless otherwise stipulated in the allocation agreement) and the trustee will return the restricted shares that have not yet vested to the Company together with all rights derived by such (unless such shares are purchased as stated in section 6.1 above), subject to and in accordance with the provisions of the allocation agreement. Unless otherwise determined by the board of directors, such expiration shall not apply in the case of a transfer of the employment relationship or the provision of services or position as an officer or director of the offeree from the Company to affiliated companies and/or in the event of a change in the employment relationship or the provision of services from an employee to a service provider or vice versa. The allocation agreement approved under the Plan may include other additional conditions, subject to the discretion of the board of directors from time to time.

7.	Holding shares in the registered capital

7.1.	The Company will keep a sufficient amount of shares in its registered capital for allocation in accordance with the Plan and in accordance with other reward plans as it chooses to implement in the future, subject to adjustments as a result of changes in the company’s capital, as stated in section 9 below. Said shares which will be registered but not issued and which are not subject to allocations at the time of termination of the Plan will no longer be retained for the purposes of the Plan, however, until the end of the plan and at any given time, the Company will retain a sufficient amount of shares in accordance with the requirements of the Plan. Should the allocation granted in accordance with the plan expire or be rescinded at a time prior to the date of vesting or exercise or should the offeree waive the allocation or the exercise of an allocated option as said, then the expired and/or rescinded allocation as said and the shares not yet allocated and/or purchased by virtue of the allocation will be at the disposal of the plan and may be used, including for the purpose of assigning them to other offerees.

7.2.	The granting of an allocation to an offeree under this Plan, shall be done through a written allocation agreement between the Company and the offeree in a wording as approved by the board of directors from time to time. Each allocation agreement shall specify, among other things, the number of options and/or restricted shares, the type of allocation granted and the relevant tax route – “allocation in a capital gain route”, “allocation in a work income route”, “allocation in a no trustee route” or “route 3(i) allocation”, the vesting dates, the exercise price for the share subject of the option, the purchase price (to the extent applicable), the expiration date and other conditions as determined by the board of directors.

8.	Option exercise price

8.1.	The exercise price will be determined by the board of directors at its sole discretion in accordance with the provisions of the law. The exercise price for each offer will be specified in the allocation agreement to be signed between the offeree and the Company.

8.2.	The exercise price will be paid at the date the option is exercised by a means as determined by the board of directors, including by cash or check. Subject to the instructions of the Tax Authority and the prior approval of the Tax Authority (to the extent required), the board of directors will have the authority to determine that the exercise price will be paid through a ‘same day sale’ mechanism through a broker provided that the company’s shares are listed on the stock exchange, as well as to defer the payment date under the conditions as determined by the board.

8.3.	The exercise price, which will be determined by the board of directors, at its sole discretion and in accordance with the provisions of the law and the Plan, will be denominated in a currency as determined by the Company.

8.4.	Without derogating from the generality of the foregoing, subject to the instructions of the Tax Authority (and subject to the prior approval by the Tax Authority if required) and the payment of the applicable tax by the offeree, the reward committee or the board of directors will have the authority to allow or determine that the offerees may exercise the options, under the Plan, all or part thereof, through an option exercising mechanism based on the benefit component (Cashless Exercise / Net Exercise) according to which the offeree shall be entitled to receive shares that reflect the benefit component inherent in the exercised options according to the formula below (“the benefit component”), in exchange for the payment of the face value of the shares alone or without the payment of the face value as determined by the board of directors. For the avoidance of doubt, it is hereby clarified that according to this exercise method, the options may be exercised for the amount of shares that reflects only the benefit component. The offeree will not pay the exercise price, which is used solely for the purpose of calculating the benefit component. The number of shares that may be purchased by the offeree according to this mechanism in exchange for their face value will be determined in accordance with the instructions of the Tax Authority.

8.5.	It is clarified that for the purpose of calculating the number of shares to be exercised under the “Cashless” mechanism, the Company’s board of directors may establish instructions and conditions regarding the implementation of the mechanism (including in the case of adjustments) in accordance with and subject to the provisions of section 102 and the instructions of the Tax Authority.

8.6.	To the extent that under the allocation agreement, the offeree is not required to pay the nominal value of the exercise shares, the Company will convert the nominal value of the exercise shares into the share capital.

8.7.	In the event that as a result of the above calculation, the Company will be required to allocate fractional shares, the Company will not allocate said fractional shares, and the number of shares allocated to the offeree will be rounded down for every fraction of a share lower than 0.5, and rounded up for every fraction of a share equal to or higher than 0.5.

9.	Adjustments

In each of the events mentioned below, the offeree’s right to exercise the options or receive the restricted shares granted to him under the Plan will be subject to the adjustments as detailed below:

9.1.	Transaction Adjustments

9.1.1.	In any event of a transaction and/or other structural change in the Company, and subject to approvals as required by law, the instructions of the tax authority and the obtainment of all required approvals from the tax authority (to the extent required), the Company’s board of directors, subject to its sole discretion and without the need to obtain the consent of the offerees, may, but is not obliged to formulate instructions regarding one or more of the alternatives listed below:

9.1.1.1.	If and how the vesting period of options and/or restricted shares that have not vested (all or part) shall be expedited;

9.1.1.2.	If and how options and/or restricted shares whose vesting period will not be expedited, will be rescinded, sold, redeemed or converted into options and/or substitute shares, or will be exchanged for options and/or shares in the Company and/or another company, as the case may be, and to change the exercise price for that purpose to the extent required;

9.1.1.3.	If and how options and/or restricted shares that have vested (including options and/or restricted shares whose vesting period has been expedited as mentioned in section 9.1.1 above) will be rescinded, exercised, redeemed, substituted and/or sold by the trustee or the Company, for the offerees or by the offerees, as the case may be;

9.1.1.4.	If and how restricted shares and/or exercise shares held for the offeree by the trustee will be substituted and/or sold and/or converted by the trustee for the offeree;

9.1.1.5.	To formulate any instruction and perform any action and/or adjustment with regards to the options and/or the restricted shares and/or the exercise shares and their conditions, as may be required at the discretion of the Company’s board of directors.

9.1.2.	The company will inform the offeree of the transaction in a manner and means as the Company deems appropriate at least fifteen (15) days prior to the transaction set date.

9.2.	Adjustments due to changes in the issued share capital

After the date of the board of directors’ decision on the allocation of options to the offerees, should there be a change in the Company’s issued share capital as a result of the actions of splitting of shares or consolidation or substitution of shares, or any other similar event, then the number of shares resulting from the exercise of each option will be proportionally adjusted in order to proportionally preserve the number of shares and/or the exercise price (or the purchase price) at an amount equal to the benefit component.

9.3.	Adjustments for the distribution of bonus shares

9.3.1.	In the event that the Company distributes bonus shares whose distribution date is set after the date of the board of directors’ decision on the allocation of options to the offerees but before the exercise date and before the offeree’s right to exercise them expires, the number of options granted but not yet exercised will be adjusted, so that the number of shares to which the offeree is entitled upon exercise of the options will be increased by the number of shares that the offeree would have been entitled to as bonus shares if the options had been exercised before the set date of distribution of the bonus shares.

9.3.2.	For the avoidance of doubt, it is clarified that bonus shares will be awarded to the offerees if they were allocated restricted shares before the date set for the distribution of the bonus shares or if they were allocated options that were exercised by them before the date set for the distribution of the bonus shares. The bonus shares will be awarded in addition to the restricted shares and/or exercise shares, as the case may be, and they will be of the same type of shares distributed as bonus shares to the shareholders of the exercise shares or the restricted shares, as fully repaid bonus shares. It is reiterated that other provisions in this Plan that refer to the exercise shares and/or the restricted shares will also apply to the bonus shares that will be added to the exercise shares as mentioned above, subject to the required changes.

9.4.	Adjustments due to the issuance of rights

In the case the Company issues rights to its shareholders, for which the determining date for their distribution is later than the date of the board of directors’ decision on the allocation of options to the offerees but before the exercise date, the number of options allocated but not yet converted to shares will be adjusted, so that the number of exercise shares granted by these options will be increased or decreased in accordance with the benefit component in the issuance of the rights (and in case the company’s shares are listed on the stock exchange - as it is expressed in the ratio between the closing price of the share on the stock exchange on the last trading day before the “ex” day for the issuance of the rights and the base price of the share “ex-rights”, or alternatively, the supplement exercise specified in the option will be reduced by the amount of the bonus per distributed share, at the discretion of the board of directors).

9.5.	Adjustments due to distribution of dividend

In the case of a dividend distribution in cash or in kind by the Company to all of its shareholders and where the determining date for the right to receive such dividend (“the determining date”) shall be later than the date of the board of directors’ decision on the allocation of options to the offerees, but before their exercise date, the exercise price of each unexercised option per Company share before the determining date will be reduced by the amount of the gross dividend per share distributed by the Company (or the value of the dividend per share in the case of distribution in kind).

9.6.	For the avoidance of doubt, in any case of adjustments in accordance with this section, the offerees will not be entitled to receive parts of one whole share and the number of shares that will be allocated to each offeree will be rounded up to the nearest whole number, and the provisions of the reward plan will apply to this case.

9.7.	Without derogating from the terms of the Plan, it is hereby clarified to any offeree that the provisions of this section 9 are subject to the instructions of the Tax Authority and to the obtainment of a prior approval of the Tax Authority (to the extent required) as well as to the instructions of the stock exchange on which the Company’s shares will be traded, as determined from time to time. In addition, in the event that the company’s shares are listed on the Tel Aviv Stock Exchange, then in accordance with the instructions of the Tel Aviv Stock Exchange, there will be no conversion of options on the determining date of the distribution of bonus shares, to be offered as rights, as distribution of dividends, as capital consolidation, as capital split or as capital reduction (each of the above shall be referred to below as: a “Company Event”). In addition, it is hereby clarified that should the ex-date of a company event occur before the determining date of the company event, the option deeds will not be converted on the aforementioned ex-date.

9.8.	The offeree alone shall bear all tax liabilities that may apply as a result of adjustments in accordance with this section.

10.	Option terms, vesting and exercise

10.1.	Should an offeree seek to exercise his options, he will provide a written notice regarding this matter to the Company or its representative, in the form and manner as determined by the company and, if necessary, by the trustee in accordance with the provisions of section 102. Such exercise will be effective upon receipt of the notice of exercise at the Company or its representative and the payment of the exercise price, if required, at the Company’s offices or to a Company representative. In the notice, the offeree shall specify the number of shares pertaining to the option that the offeree wishes to exercise, the allocation by virtue of which he received the options, and the relevant tranche that has vested for the exercise of the options. The notice will be attached with all other documents that the offeree must sign as a prerequisite for exercising the option, as detailed in the Plan and the option agreement and in accordance with the decision of the board of directors. The board of directors will be entitled to introduce changes in the procedures and the method of exercise at any time, according to its discretion, among other things, for the purpose of improving and streamlining the exercise procedures and to adapt them to the changes in accordance with the applicable law and the Company’s experience. The Company will notify the offerees of the aforementioned changes and of the new procedures that will apply, as far as the aforementioned is relevant to them. For the avoidance of doubt, it is clarified that, to the extent required, any change and/or adjustment will be made in collaboration and coordination with the trustee and subject to the provisions of section 102.

10.2.	The option will expire if not exercised as a share earlier, on the earliest of: (1) the expiration date as stated in the option agreement; (2) the end of the period in the cases indicated in this section 10 above and below.

10.3.	In the event of liquidation, foreclosure or bankruptcy of the Company, options that have not yet reached their vesting date or have not yet been exercised under the Plan will expire immediately before the liquidation or foreclosure of the Company is completed. Should it be decided on the voluntary dissolution of the Company while there are options that have not yet reached their vesting date or have not yet been exercised under the Plan, the Company will give notice to all option holders regarding the adoption of the aforementioned decision in a manner and form as the Company shall deem appropriate, and each option holder will have ten (10) days to exercise the options that have not yet been exercised as shares and whose vesting date has passed, in accordance with the exercise procedure set forth below. At the end of said ten days, all options that have not yet been exercised as shares shall expire immediately.

10.4.	The option may be exercised by the offeree in full at any time or in parts if possible, from time to time, as long as the option’s vesting date has passed, and before the expiration date has passed, and provided that, subject to the provisions of section 10.5 below, at the time of such exercise, the offeree is employed by the Company or an affiliated company, or provides services to any of them or serves as an officer or director in any of them, or alternatively, a period of up to 90 days has not yet passed after the date of termination of the relationship as specified in section 10.5 and 10.6 below, unless otherwise stipulated in the agreement signed with the offeree and subject to the provisions of the law (and in the case that the company’s shares are listed on the stock exchange - including restrictions that apply to trading of securities as required by the Company, the underwriters or the provisions of any law, and which will apply to the other Company shareholders).

10.5.	On the date of termination of the relationship, the options and/or restricted shares, which were granted to the offeree and have not yet reached their vesting date, will expire immediately, unless otherwise stipulated in the allocation agreement. Unless otherwise determined by the board of directors, such expiration shall not apply in the case of transfer of the employment relationship or the provision of services or position as an officer or director of the offeree from the Company to an affiliated company and/or in the event of a change of the employment relationship or the provision of services from an employee to a service provider or vice versa. The company may stipulate in the offeree’s allocation agreement that options and/or restricted shares that have vested but not been exercised will also expire, in certain cases to be determined, at the date of termination of the relationship or within a determined period of time after the date of termination of the relationship.

10.6.	Unless otherwise stipulated in the offeree’s allocation agreement, the offeree will be entitled to exercise options granted to him by virtue of the Plan at a later date than the date of termination of the relationship within an additional period after the date of termination of the relationship, but only with respect to options whose vesting date has reached before the date of termination of the relationship, in accordance with the vesting periods of the option, and in accordance with the cases listed below:

10.6.1.	In any case of termination of the relationship without “grounds”, the offeree will have the right to exercise the options that he was entitled to exercise by virtue of the option agreement in accordance with the vesting dates and provided that they have not yet expired, for a period of ninety (90) days after the date of termination of the relationship (or a different period as stipulated in the allocation agreement).

10.6.2.	In the event of termination of the relationship due to the death or disability of the offeree, the offeree or his legal heirs will have the right to exercise the options that the offeree was entitled to exercise by virtue of the option agreement up to the date of termination of said relationship, in accordance with the vesting dates and provided that they have not yet expired as stated above, for a period of twelve (12) months from the date of termination of the relationship.

10.6.3.	In the event that the board of directors has approved this prior to the date of termination of the relationship, the offeree will have the right to exercise the options that have not yet been exercised by him after the date of termination of the relationship, for a period that does not exceed the original period set for the exercise of the option.

For the avoidance of doubt, in the event that the termination of the relationship is due to “grounds”, then all options that have not yet been exercised will expire for all intents and purposes (regardless of whether the offeree was entitled to exercise part of the options at the time of the termination of the relationship), and the offeree will have no rights with regards to the options.

10.7.	Unless otherwise determined by the board of directors, the vesting of allocations granted under this Plan will be suspended and will not continue during any type of unpaid leave (for the duration of the unpaid leave), however, such unpaid leave shall not, in itself, be deemed as a termination date for the purposes of this section 10.

10.8.	For the avoidance of doubt, the offeree will have no rights with regards to the options that have expired.

10.9.	For the avoidance of doubt, the offerees will not have the rights granted to company shareholders, with regards to the options, and the offerees who received such options will not be considered as class shareholders or company creditors for the purposes of Articles 350 and 351 of the Companies Law, up to the date of the allocation of the shares by virtue of the options.

10.10.	The allocation agreement approved under the Plan may constitute other additional provisions, subject to the discretion of the board of directors from time to time.

10.11.	Regarding an “allocation in a non-trustee route” and/or in accordance with the provisions of the tax route under section 3(i), upon termination of the relationship between the Company or affiliated companies and the offeree or as per the Company’s request, the offeree will provide a guarantee or security for the employer and any other security as required by law, to ensure the payment of the tax applicable on the date of vesting and/or exercise of the options and/or the sale of the restricted shares or exercise shares, in accordance with the provisions of section 102 of the Ordinance.

11.	Dividend

All shares (including restricted shares and exercise shares, and excluding for the avoidance of doubt, options that have not yet been converted or exercised into shares) allocated to the offerees or the trustee, as the case may be, will entitle their owners to receive a dividend according to the number of shares, subject to the provisions of the Company’s articles of association and subject to taxation applicable to the distribution of dividends as said, and as per the matter subject to section 102 of the Ordinance and the rules, regulations, injunctions and procedures by virtue thereof. The trustee and/or the Company will be entitled to withhold tax in accordance with law before transferring the dividend to the offeree in accordance with the instructions of the tax authority.

For the avoidance of doubt, it is clarified that in the event of distribution of a dividend in cash or in kind, by the Company to all its shareholders and the determining date for the right to receive such dividend (the “determining date”) shall occur after the allocation of the limited shares, then the said dividend shall be transferred to the trustee who will then transfer it to the offeree (subject to withholding tax in accordance with the Plan’s provisions), however, to the extent that at that time the restricted shares have not yet vested, the dividend for such shares will be transferred to the offeree shortly after their vesting date. [To be verified with the trustee]

12.	Transferability

Unless the Company approves otherwise in writing, the options or the offeree’s rights with regards to the options, and/or the restricted shares – solely during the period prior to their vesting, whether payment is made for them (to the extent required) or not, are not transferable, assignable, nor may be guaranteed, and any rights pertaining to such may not be transferred to any third party, except in accordance with the laws of inheritance or wills and except as stated expressly in accordance with the Plan, and while the offeree is alive, all rights of the offeree to purchase shares under the Plan may be exercised solely by the offeree. Any such action, whether direct or indirect, whether effective immediately or in the future, will be null and void.

Unless the company approves otherwise in writing, as long as allocations in a trustee route (options or restricted shares) and/or exercise shares are held by the trustee for the offeree, then all rights of the offeree with regards to such allocations and/or said exercise shares are personal and non-transferable, and may not be assigned, pledged, seized or otherwise encumbered, subject to the provisions of section 102, with the exception of a transfer by virtue of a will or the laws of inheritance and subject to the payment of all mandatory payments required in such cases. To the extent that the allocations and/or the shares subject of this section are transferred by virtue of a will or inheritance laws as said, the provisions of section 102 and section 3(i), as the case may be, will continue to apply to the heirs and transferees respectfully.

13.	Term of the Plan

The Plan shall be in effect as at the date of its adoption by the Company’s board of directors and will expire at the end of ten (10) years from the date of adoption.

14.	The period of holding the shares in escrow

The restricted shares or exercise shares and the rights arising therefrom which are assigned by the Company to the offerees through a trustee, will be held by the trustee for the offeree for a period not exceeding 10 years from the date of vesting of the options and/or restricted shares. The board of directors will instruct the trustee as to the manner of transferring the restricted shares, exercise shares and the aforementioned rights. In addition, in accordance with and subject to the provisions of the Plan, at the end of this period the trustee will have the right to transfer the aforementioned shares and rights to the offeree, with the exception of some of the shares that the trustee may sell at his discretion as required for the purpose payment of taxes, unless the offeree will bear the payment of the entire tax.

15.	Changes or termination of the Plan

The board of directors may at any time, amend, change, suspend or terminate the Plan. Such amendment, change, suspension or termination shall not materially detract from the rights of any offeree who has already been assigned options and/or restricted shares under the Plan, unless mutual agreement has been reached between the offeree and the Company in writing and signed by the offeree and the Company. The termination of the Plan will not affect the rights of the board of directors to exercise the powers granted to it by virtue of the Plan, regarding options granted under the Plan before the date of termination of the Plan.

16.	The applicable rules

The Plan, the granting and exercise of options and/or restricted shares, and the Company’s undertaking to transfer shares exercised by virtue of options, will be subject to all the applicable laws, regulations and rules, either of the State of Israel or any other country that has jurisdiction over the Company and the offeree, as the case may be, including the registration of shares in accordance with the Ordinance and the obtainment of approvals by government agencies or stock exchanges, as may be required. The above does not require the Company to register its shares under the securities laws of any judicial authority.

17.	Continued employment and one-time benefit

17.1.	Any provision in this Plan and in the allocation agreement with the offeree may not be construed as a undertaking or as an agreement on the part of the Company or an affiliated company to continue to employ the offeree, nor shall any provision in the agreement or Plan be construed as providing the offeree with any right to continue to be employed by or to provide services to the Company or affiliated companies, or as limiting the Company’s or an affiliated company’s right to terminate any offeree’s employment at any time.

17.2.	The allocation is a special and one-time benefit that may not be deemed as part of the offeree’s salary in any way, including for the purpose of calculating social benefits and severance pay.

18.	Applicable law and jurisdiction

The Plan will be administered, interpreted and enforced solely in accordance with the laws of the State of Israel, with no regard to choice of law principles. The exclusive jurisdiction under this Plan shall be of the competent courts in Tel Aviv-Jaffa, Israel.

19.	Taxation and other arrangements relating to the transfer of the shares to the offeree

19.1.	All tax liabilities in accordance with any law incurred as a result of the grant, vesting, exercise, possession, transfer, sale (including relinquishment) of allocations under the Plan and/or of the exercise shares (or of any other security granted under the Plan) by or for the offeree, or by any other action and/or act and/or omission of the Company and/or an affiliated company and/or the trustee and/or the offeree with regards to the allocations and/or the restricted shares and/or the exercise shares, will apply solely to the offeree and will be paid by the offeree. Without derogating from the generality of the foregoing, the Company and/or affiliated companies and/or the trustee will deduct all the taxes they are required to deduct in accordance with any law, regulations and rules, including withholding tax.

The offeree agrees to indemnify the Company and/or affiliated companies and/or the trustee and to hold them harmless of any liability pertaining to the deduction and payment of said taxes, interest and fines and any other payment, including liabilities incurred by the requirement to deduct tax or the failure to deduct tax from any payment transferred to the offeree.

19.2.	The Company or the trustee, as the case may be, shall not transfer the share to the offeree until all mandatory payments as mentioned above have been paid in full.

19.3.	In the event of the offeree’s death, this section will apply to the offeree’s legal heirs, with the required changes.

19.4.	It is hereby clarified that the Company does not guarantee that the granting of options and/or restricted shares under this Plan, including granting in accordance with section 102, will indeed comply with the provisions of section 102 and/or the provisions of the tax route chosen by the Company. It is further clarified that any granting under section 102 which does not meet the conditions of the provisions of section 102 and the rules, will be deemed as subject to a grant under section 3(i) or section 102(c), as the case may be.

19.5.	Whenever the offeree and/or the Company and/or an affiliated company and/or the trustee are required to make a payment (including by means of withholding tax) regarding the options and/or restricted shares granted to the offeree and/or the exercise shares, the Company and/or affiliated company and/or the trustee shall be entitled to withhold tax as well as demand from the offeree in advance an amount sufficient (as determined by the Company or the trustee) to cover any withholding tax requirement as said and in the event that the options and/or shares or any other asset that is not monetary is transferred following vesting and/or the exercise of allocations, the Company and/or affiliated company and/or the trustee will have the right to deduct withholding tax for such transfer as well as the right to demand in advance from the offeree to transfer a sum of money sufficient to meet the withholding tax requirement in full, and should this sum not be transferred in a timely manner, the Company and/or the affiliated company and/or the trustee shall have the right to hold and/or withhold and/or set off the options and/or the restricted shares and/or the exercise shares or any such asset, in whole or in part, as well as hold and/or withhold the sale proceeds until the transfer of said payment by the offeree and/or deduct the said withholding tax and/or deduct its sum from the sale proceeds.

19.6.	Before the applicable tax has been paid as stated in section 7 of the rules and/or the provisions of the Ordinance, or before their payment has been guaranteed, the options and/or the restricted shares and/or the exercise shares will not be transferable, or subject to any lien, pledge, seizure or other voluntary encumbrance, no undertaking will be provided for such action nor any power of attorney or deed of transfer, whether they take effect immediately or whether they take effect at a future date, with the exception of transfer by virtue of a will or by law.

19.7.	With regard to allocations in accordance with section 102, the provisions of the Plan and the allocation agreements shall be applied and interpreted subject to the requirements and instructions of section 102, the instructions of the Tax Authority and the tax appraiser’s approval of the Plan as required by section 102 as well as any taxation decision in the agreement (the

“Ruling”) to the extent that such is issued with regards to this Plan. Any instruction and/or provision pursuant to Section 102, the rules and instructions of the Tax Authority which are to be complied with in order to obtain/maintain eligibility for the tax benefits granted under Section 102 and which are not expressly stated in the Plan and/or the allocation agreement, will be deemed as included in the Plan and/or the allocation agreement (as the case may be) and will be binding on the Company and the offeree. To the extent that any of the provisions of the Plan and/or the allocation agreement will result in the Plan and/or the allocation agreement being ineligible for the tax benefits granted under section 102, thus said provisions will not apply to allocations through a trustee and the shares they provide, unless the Tax Authority instructs otherwise.

20.	Instructions regarding the expedition of vesting periods of allocations

20.1.	Subject to approvals as required by law, the board of directors may decide, at its sole discretion (including in the event of a change in control of the Company as defined therein), to expedite the vesting period of allocations that have not yet vested, all or in part, with regards to all or part of the offerees and subject to provisions of the law.

20.2.	In addition to the blocking period as required by section 102, at the request of the underwriters upon a public offering of securities by the Company, the board of directors may decide that the options and/or restricted shares and/or exercise shares will be subject to a lock-up period of up to 180 days, or a longer period as recommended by the board of directors, during which all or some of the offerees will be prohibited from selling said shares.

21.	Non-exclusivity of the Plan

The adoption of the plan by the board of directors shall not be construed as amending, modifying or rescinding any previously approved incentive plans or as limiting the authority of the board of directors to adopt other incentive plans as it deems appropriate, including the granting of options and/or additional restricted shares not pursuant to the Plan, and such plans may apply generally or in specific cases.

22.	Multiple agreements

The terms of each option and/or restricted share may differ from other options and/or restricted shares, respectively, granted under the Plan concurrently. The board of directors may grant more than one grant to any offeree during the Plan’s term, either in addition to or as a substitute to one or more option granted to that offeree.

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